                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

     Date of report (Date of earliest event reported)  December 22, 2004
                                                       -----------------

                              Majesco Holdings Inc.
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             (Exact Name of Registrant as Specified in Its Charter)

                                    Delaware
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                 (State or Other Jurisdiction of Incorporation)

               333-70663                                06-1529524
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        (Commission File Number)             (IRS Employer Identification No.)

160 Raritan Center Parkway, Edison, New Jersey                      08837
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   (Address of Principal Executive Offices)                       (Zip Code)

                                 (732) 225-8910
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              (Registrant's Telephone Number, Including Area Code)

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          (Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     [ ] Written communications pursuant to Rule 425 under the Securities Act
(17 CFR 230.425)

     [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
CFR 240.14a-12)

     [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the
Exchange Act (17 CFR 240.14d-2(b))

     [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the
Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES.

     On December 22, 2004, Majesco Holdings Inc. (the "Company"), issued
8,200,000 shares of the Company's common stock, par value $.001 per share
("Common Stock") upon exercise of warrants (the "Warrants"). The Warrants, dated
February 26, 2004, were exercised at a reduced exercise price of $0.85 per share, and were issued as part of the Company's February 2004 private placement, originally exercisable at $1.00 per share. The Company offered certain qualified institutional buyers and institutional accredited investors the reduction in exercise price in order to induce them to exercise the Warrants. The Company received $6.4 million in net proceeds from the exercise of the Warrants. In connection with the exercise of the Warrants, and in accordance with a letter agreement dated February 12, 2004, whereby JMP Securities LLC ("JMP") served as placement agent in the Company's February 2004 private placement, the Company paid approximately $488,000 from the proceeds of such exercise.

     At the time of issuance in February 2004, the Warrants and the Common Stock issuable upon the exercise thereof had not been registered under the Securities
Act of 1933, as amended, and therefore could not be offered or sold in the
United States in the absence of an effective registration statement or exemption from registration requirements. The Company believes that the sale and issuance of the Warrants and the underlying Common Stock upon exercise are exempt from registration under the Securities Act of 1933, as amended, (the "Act") by virtue of satisfaction of the conditions of Section 4(2) of the Act. The resale of the
Common Stock underlying the Warrants was subsequently registered pursuant to a resale registration statement that was declared effective by the Securities and
Exchange Commission ("SEC") on October 29, 2004. As a condition to receiving the reduced exercise price, and pursuant to SEC regulations, the exercising warrantholders agreed that the shares of Common Stock received by them upon the exercise of the Warrants would be removed from such registration statement. The
Company agreed to file a resale registration statement registering the resale of the shares underlying the Warrants by January 10, 2005, and filed such registration statement on December 23, 2004. If such registration statement is not declared effective by the SEC by February 15, 2005, the Company will be required to pay a penalty equal to 1.5% of the exercise price for each two-week period after such date that the registration statement is not declared effective, subject to a 6% aggregate annual cap.

     The Company also agreed that to the extent that the warrantholders exercised their warrants at the reduced exercise price, and the Company reduced the exercise price of warrants held by other investors by more than $0.15 per share, then the Company shall be obligated to pay the exercising warrantholders in cash the amount of any such excess decrease offered to such other investors.

     A copy of the press release announcing the transaction described in this
Item 3.02 is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

ITEM 8.01 OTHER EVENTS AND REGULATION FD DISCLOSURE

     On December 28, 2004, the Company announced that it plans to effectuate a one-for-seven reverse stock split in accordance with the approval of the
Company's stockholders received on November 4, 2004. The Company's Common Stock is expected to begin trading on a post-split basis on December 31, 2004. The reverse stock split is being undertaken in connection with the Company's pending application to list its stock on the Nasdaq National Market.

     As a result of the reverse stock split, every seven shares of Common Stock will be combined into one share of Common Stock. The reverse stock split affects all the Common Stock, stock options and warrants outstanding immediately prior to the effective date of the reverse stock split. Any fractional share resulting from the reverse stock split will be cancelled and exchanged for cash. The split will reduce the number of the Company's outstanding shares of Common Stock from approximately 116.5 million to approximately 16.6 million, which amount includes the shares of Common Stock issued in connection with the Warrant exercise described in Item 3.02 of this Current Report on Form 8-K.

     A copy of the press release announcing the reverse stock split described in this Item 8.01 is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(c)  Exhibits

EXHIBIT
NUMBER         DESCRIPTION OF EXHIBIT
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99.1           Press release dated December 28, 2004

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the
Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                                  MAJESCO HOLDINGS INC.

                                                  By:    /s/ Jan E. Chason
                                                         -----------------
                                                  Name:  Jan E. Chason
                                                  Title: Chief Financial Officer

Date: December 29, 2004